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                                                                  EXHIBIT 21.1

                                SUBSIDIARIES


                                                 Jurisdiction of
             Name                                 Incorporation
             ----                                ---------------
       Natus Japan K. K.                              Japan
     Natus Neonatal Limited                       United Kingdom